North American Funds
848103
Issues put to Shareholder vote:
At a meeting of shareholders on November 7, 2001

Proposal 1a: Approval of a new investment advisory agreement with American General Asset Management Corp .



Votes For
Against
Abstain
2
U. S. Government Securities
        2,001,357
    83,493
    171,011
3
Money Market
      20,265,690
  715,469
  2,493,716
7
Global Equity
          950,214
    32,276
      55,086
8
Core Bond
      34,258,701
    24,315
      36,197
9
Growth & Income
        6,721,776
  180,230
    316,759
10
Balanced
        2,973,901
    74,652
    143,656
11
Municipal Bond
          854,824
    11,954
      44,805
13
Strategic Income
        1,936,782
    56,729
      89,841
14
International Equity
        3,513,683
    24,401
      56,790
15
Mid Cap Growth
        1,828,405
    48,031
    105,203
16
International Small Cap
          471,450
    13,226
      40,686
17
Large Cap Growth
        2,126,027
    38,860
      53,110
19
Small Cap Growth
        1,270,489
    20,133
      37,480
20
Mid Cap Value
        1,302,575
    16,811
        1,383
21
Science & Technology
        1,981,802
    45,928
    111,185
24
Stock Index
        1,618,903
    78,992
      75,775
25
High Yield Bond
        8,713,000
     5,587
      58,771
26
Municipal Money Market
        5,125,516
          19
      24,323
27
Aggressive Growth LifeStyle
        1,379,942
     8,980
      24,025
28
Moderate Growth LifeStyle
        1,383,084
    18,659
      52,116
29
Conservative Growth LifeStyle
        1,320,488
     4,915
      27,461

Proposal 1b: Approval of a new sub-advisory agreement between American General Asset Management Corp. and American General
Investment Management, L.P.



Votes For
Against
Abstain
2
U. S. Government Securities
        2,512,822
    64,290
    166,752
3
Money Market
      23,367,701
  652,265
  2,372,986
7
Global Equity
        1,280,226
    27,457
      51,784
8
Core Bond
      34,994,341
    23,777
      36,197
9
Growth & Income
        8,477,850
  141,084
    299,730
10
Balanced
        3,852,470
    54,197
    132,997
11
Municipal Bond
        1,083,803
    11,954
      20,581
13
Strategic Income
        2,297,911
    59,573
      90,197
14
International Equity
        3,996,999
     7,584
      57,620
15
Mid Cap Growth
        2,190,979
    48,792
      96,551
16
International Small Cap
          586,190
    14,513
      35,339
17
Large Cap Growth
        2,611,479
    36,812
      50,548
19
Small Cap Growth
        1,394,350
    15,887
      26,721
20
Mid Cap Value
        1,476,298
    16,718
      11,559
21
Science & Technology
        2,347,727
    44,438
    102,902
24
Stock Index
        1,788,853
    79,831
      68,862
25
High Yield Bond
        8,847,811
     1,945
      56,565
26
Municipal Money Market
        5,125,516
          19
      24,323
27
Aggressive Growth LifeStyle
        1,446,195
     7,958
      19,941
28
Moderate Growth LifeStyle
        1,481,300
    16,392
      40,047
29
Conservative Growth LifeStyle
        1,385,147
     4,617
      10,611

Proposal 2: Approval of an Agreement an Plan of Reorganization between the Fund and a corresponding SunAmerica Fund.



Votes For
Against
Abstain
2
U. S. Government Securities
        2,422,155
    34,803
    271,477
3
Money Market
      23,186,884
  705,357
  2,426,153
8
Core Bond
      34,949,847
    19,152
      82,481
11
Municipal Bond
        1,001,358
    11,192
    103,788
13
Strategic Income
        2,238,638
    32,284
    179,030
24
Stock Index
        1,789,192
    79,135
      69,219
25
High Yield Bond
        8,817,258
        601
      85,762
26
Municipal Money Market
        5,125,516
          19
      24,323
27
Aggressive Growth LifeStyle
        1,445,810
     7,758
      20,527
28
Moderate Growth LifeStyle
        1,477,976
    18,313
      41,450
29
Conservative Growth LifeStyle
        1,384,829
     4,938
      10,608